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                                                                    EXHIBIT 10.6

                               INDEMNITY AGREEMENT


         THIS INDEMNITY AGREEMENT (the "Agreement") is entered into by and between THE UNION GROUP, INC. ("Indemnitor"), a Nevada corporation, and CABEC ENERGY CORP. (the "Indemnitee"), a Delaware corporation.

                                   WITNESSETH:

         WHEREAS, on May 6, 1998, Indemnitee and Ralph Curton, Jr. ("Curton") entered into that certain Stock Purchase Agreement, wherein Curton sold to Indemnitee all of the issued and outstanding stock of Curton Capital Corp. ("CCC");

         WHEREAS, CCC owns beneficially and of record an investment interest (the "Interest") in 100% of the issued and outstanding stock of Cabec Energy Industries, Inc., f/k/a Cooper Manufacturing Corporation ("Cooper"), a Texas corporation, which is expressly subject to that certain (United States Bankruptcy Court), Order Confirming Debtor's (Cooper's) Revised and Restated Fourth Plan of Reorganization, as modified and entered on the Bankruptcy Court's Docket on November 21, 1997, (the "Order"), with said interest entitling CCC to the following:

         After Cooper's creditors and other are paid in full pursuant to its (Cooper's) Plan of Reorganization and other subsequent agreements, CCC will have
(a) a 15% non-dilutable equity interest (stock ownership) in the new (post-bankruptcy) Cooper, which is Tulsa Cooper, Inc., an Oklahoma corporation, and (b) a 3% royalty on gross sales of Tulsa Cooper, Inc.'s products;

         WHEREAS, CCC owns beneficially and of record 100% of the issued and outstanding shares of the stock of Fleur-David Corporation, a Texas corporation; and

         WHEREAS, CCC owns beneficially and of record 100% of the issued and outstanding shares of the stock of Wyoming Pipe and Tool Corp., a Wyoming corporation; and

         WHEREAS, on August 24, 1998, Indemnitor and Indemnitee entered into that certain Stock Purchase Agreement, wherein Indemnitee sold to Indemnitor all of the issued and outstanding stock of CCC in exchange for all of the issued and outstanding stock of Indemnitor; and

         WHEREAS, Indemnitor is willing to grant Indemnification to Indemnitee against any and all liability, debts, financial obligations, and/or costs relating in any way to the Cooper interests defined above, Fleur-David Corporation, Wyoming Pipe & Tool Corp., or any other energy related asset formerly owned by Indemnitee; and

         WHEREAS, Indemnitor has agreed to assume any and all financial obligations of Indemnitee up to and through December 13, 1997.

         NOW, THEREFORE, in consideration of the sum of $10.00 and other good and valuable consideration, paid by Indemnitee to Indemnitor, the receipt and sufficiency of which are hereby

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acknowledged and confessed, and in further consideration of the mutual benefits to accrue to each party hereto as a result hereof, the parties agree as follows:

                                   AGREEMENT:

         1. Indemnitor agrees to defend any and all actions, filed against Indemnittee, whether at law or in equity, arising out of, resulting from, in connection with, or relating to a claim by any party for damages, liability, costs, or debts concerning Indemnitee's former energy related business, the Cooper Interest, Fleur-David Corporation, Wyoming Pipe & Tool Corp., and any energy related asset formerly owned by Indemnitee and/or any of its subsidiaries, with the defense of any such action, whether at law or in equity, to be at the sole cost and expense of Indemnitor.

         2. Indemnitor agrees to indemnify and hold harmless Indemnitee against any and all liability, damages, costs (including, but not limited to, reasonable attorney's fees incurred by Indemnitee in defending or being joined as a party to any action, at law or in equity), and debts (relating in any way to the energy related assets and business formerly conducted by Indemnitee and its subsidiaries) of any nature or kind whatsoever, arising out of, resulting from, relating to, or in connection with the energy related assets and business formerly conducted by Indemnitee and its subsidiaries.

         3. Indemnitor agrees to assume any and all financial obligations of Indemnitee, including, but not limited to, management contracts, salary obligations, debts to third parties, income taxes, corporate franchise taxes, or other financial obligations of Indemnitee up to and through December 13, 1997. Notwithstanding the foregoing, Indemnitor is not assuming any financial obligations of Indemnitee that relate in any way to the business of manufacturing and sale of plastic pallets or the salary obligations due and owing to any person that worked primarily in the plastic pallet manufacture and sale portion of Indemnitee's business.

         EXECUTED TO BE EFFECTIVE AS OF the 31 day of August, 1998.

                                  INDEMNITOR:

                                  THE UNION GROUP,
                                  a Nevada corporation

                                  By:
                                       -----------------------------------------
                                       Ralph Curton, Jr., President

                                  INDEMNITEE:

                                  CABEC ENERGY CORP.,
                                  a Delaware corporation

                                  By:
                                       -----------------------------------------
                                       Michael John, President

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